Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2021 relating to the consolidated financial statements of Virtus Investment Partners, Inc., and the effectiveness of Virtus Investment Partners, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Virtus Investment Partners, Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
August 20, 2021